UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2004 (November 29, 2004)

Oxford Industries, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-04365	58-0831862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Piedmont Avenue, NE, Atlanta, GA.	30308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 659-2424

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 29, 2004, Oxford Industries, Inc.’s Board of Directors approved amendments to the Company’s deferred compensation and employee stock purchase plan. On November 29, 2004, Viewpoint International, Inc.’s Board of Directors approved an amendment to the Viewpoint International, Inc. Executive Deferred Compensation Plan. The amendments are described below.

Deferred Compensation Plans

The Viewpoint International, Inc. Executive Deferred Compensation Plan was amended to designate the plan administrator of the Plan and to clarify the employees eligible to participate in the Plan. The Oxford Industries, Inc. Non-Qualified Deferred Compensation Plan was amended to provide that matching contributions made under the Plan may be credited in the January following the plan year in which the related compensation was deferred. A copy of the amendment to the Viewpoint International, Inc. Executive Deferred Compensation Plan is attached as Exhibit 10.1 to this Report. A copy of the amendment to the Oxford Industries, Inc. Non-Qualified Deferred Compensation Plan is attached as Exhibit 10.2 to this Report.

Employee Stock Purchase Plan

The Oxford Industries, Inc. Employee Stock Purchase Plan has been amended and restated (effective January 1, 2005) to permit the contribution of either a fixed dollar amount or a percentage of income by participants and to make other minor administrative changes to the plan. A copy of the amended and restated Plan is attached as Exhibit 10.3 to this Report.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.1	—	Amendment to the Viewpoint International, Inc. Executive Deferred Compensation Plan
Exhibit 10.2	—	Second Amendment to the Oxford Industries, Inc. Non-Qualified Deferred Compensation Plan
Exhibit 10.3	—	Oxford Industries, Inc. Employee Stock Purchase Plan (amended and restated effective January 1, 2005)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OXFORD INDUSTRIES, INC.

December 3, 2004	By:	/s/ Dominic C. Mazzone
Dominic C. Mazzone Vice President, General Counsel and Secretary